                                                                  EXHIBIT 10.62


                                    SUBLEASE



                                    Between



                              UNISYS CORPORATION,



                                                   as Sublessor



                                      and



                              LORAL CORPORATION,



                                                   as Sublessee



                                   BLDG E-F

                               TABLE OF CONTENTS



Article                                                                   Page


1.  Demised Premises  . . . . . . . . . . . . . . . . . . . . . . . . . .    7

2.  Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

3.  Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

4.  Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

5.  Master Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

6.  Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

7.  Alterations and Repairs; Demising Costs; Signage  . . . . . . . . . .   12

8.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

9.  Assignment, Subletting and Encumbrances . . . . . . . . . . . . . . .   14

10.  Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

11.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   18

12.  Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . .   19

13.  Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .   20

14.  Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . .   20

15.  Release of Sublessor . . . . . . . . . . . . . . . . . . . . . . . .   20

16.  Surrender of Demised Premises  . . . . . . . . . . . . . . . . . . .   21

17.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

18.  Landlord Consents During Term  . . . . . . . . . . . . . . . . . . .   22

19.  Sublessor's Inability to Perform . . . . . . . . . . . . . . . . . .   22

20.  Time Limits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

21.  Limitations on Liability . . . . . . . . . . . . . . . . . . . . . .   23

22.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

23.  Rider  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                     ASSIGNMENT AND ASSUMPTION OF SUBLEASE


          THIS ASSIGNMENT AND ASSUMPTION OF SUBLEASE (this "Assignment") is dated as of April 29, 1997 among Lockheed Martin Tactical Systems, Inc., a New York corporation (the "Assignor"), L-3 Communications Corporation, a Delaware corporation (the "Assignee"), and Unisys Corporation, a Delaware corporation, tenant under a master lease by and between Unisys Corporation and Harris Trust and Savings Bank as Trustee for Burroughs Employee's Retirement Fund (the "Landlord"), with reference to the following:

                                   RECITALS

          A. The Landlord, as landlord, and the Assignor, as tenant, executed a Sublease Agreement dated May 5, 1995, (which, together with all modifications, amendments and supplements thereof, is hereinafter referred to collectively as the "Sublease"), a copy of which is attached hereto and incorporated by reference as Exhibit A, pursuant to which Landlord subleased to the Assignor and the Assignor subleased from Landlord property and improvements described therein located in Salt Lake City, Utah, (Buildings E and F) (the "Premises").

          B. The Assignee is acquiring certain assets and assuming certain liabilities from the Assignor including the Assignor's rights, leasehold interest and obligations under the Sublease.

          C. In connection with such acquisition, the Assignor desires to assign the Sublease to the Assignee, and the Assignee desires to accept the assignment of the Sublease from the Assignor.

          D. The Landlord has agreed to enter into this Assignment to, among other things, evidence its consent to such assignment of the Sublease.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Assignor, the Assignee and the Landlord hereby covenant and agree as follows:

          1. Assignment. The Assignor grants, assigns and transfers to the Assignee, its successors and assigns, all of the Assignor's right, title and interest in, to and under the Sublease (including, without limitation, any options under the Sublease and any rights to extend or renew the Sublease) and the Assignee accepts from the Assignor all of the Assignor's right, title and interest in, to and under the Sublease.

          2. Assumption of Sublease Obligation. The Assignee assumes and agrees to perform and fulfill all terms, covenants, conditions and obligations required to be performed and fulfilled by the Assignor under the Sublease, including, without limitation, the obligation to make all payments due or payable on behalf of the Assignor under the Sublease as they become due and payable.

          3. Representations of Assignor and Landlord. The Assignor and the Landlord represent to the Assignee as follows:

          (a) The Sublease attached hereto as Exhibit A is a true, correct and complete copy of the Sublease (including all modifications, amendments and supplements thereof) and the same are the only agreements between Landlord and the Assignor with respect to the subject matter thereof.

          (b) The Sublease is in full force and effect and, except for the modifications, amendments and supplements included in Exhibit A, the Sublease has not been modified, amended or supplemented.

          (c) Except as set forth on Exhibit B, no default by the Assignor or the Landlord has occurred and is continuing under the Sublease, and no event has occurred and is continuing which with the giving of notice or the lapse of time or both would constitute a default thereunder.

          (d) No minimum or base rent or other rental has been paid in advance (except for the current month) and a security deposit in the amount of $0.00 has been paid to the Landlord.

          (e) The monthly amount of base rent due under the Sublease as of May 1, 1997, is $221,500 and the minimum or base rent and all other rentals and other payments due, owing and accruing under the Sublease have been paid through April 30, 1997.

          (f) The term of the Sublease commenced on May 5, 1995, and the current term of the Sublease expires on December 31, 2001.

          4. Landlord's Consent. The Landlord hereby consents to the Assignor's assignment of the Sublease to the Assignee and the Assignee's assumption of the Sublease. Landlord's consent to the Assignor's assignment of the Sublease to the Assignee shall not be deemed to release the Assignor from any of its obligations under the Sublease or to alter any provision of the Sublease and/or the primary liability of the Assignor for the payment of minimum or base rent or any additional rent due under the Sublease or for the performance of any other obligations to be performed by the Assignor under the Sublease.

          5. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, personal representatives, successors and assigns, provided that this Section 5 shall not be construed to permit any future assignments of the Sublease or subletting of the Premises except as permitted by the Sublease.

          6. Counterparts. This Assignment may be signed in counterpart and, as so executed, shall constitute a binding agreement.

          7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

 WITNESS/ATTEST:                         ASSIGNOR:


                                         LOCKHEED MARTIN TACTICAL SYSTEMS,
                                           INC.

 Renata J. Baker                         By: Stephen M. Piper (SEAL)
                                             Name:  Stephen M. Piper
                                             Title: Vice President & Asst.
                                                      Secretary


                                         ASSIGNEE:


                                         L-3 COMMUNICATIONS CORPORATION

 Robert                                  By: M. Strianese (SEAL)
                                             Name:  Michael T. Strianese
                                             Title: Vice President


 WITNESS/ATTEST:                         LANDLORD:

                                         UNISYS CORPORATION

 Ronald C. Anderson                      By: Gregory T. Fischer (SEAL)
 Assistant Secretary                         Name:  Gregory T. Fischer
                                             Title: Vice President

STATE OF NEW YORK, COUNTY OF QUEENS, TO WIT:

                 On this the 23rd day of May, 1997, before me a notary public of said State, Michael T. Strianese, the undersigned officer, personally appeared Michael T. Strianese, who acknowledged himself to be an officer of L-3 Communications, a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

                 IN WITNESS WHEREOF, I hereunder set my hand and official

seal.

                                              Elizabeth A. Maki
                                                 Notary Public

My Commission Expires:  June 30, 1997


STATE OF MARYLAND, COUNTY OF MONTGOMERY, TO WIT:

                 On this the 2nd day of June, 1997, before me a notary public of said State, Stephen M. Piper, the undersigned officer, personally appeared before me, who acknowledged himself to be a Vice President & Asst. Secretary of Lockheed Martin Tactical Systems, Inc., a New York corporation, and that he, as such Officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President & Asst. Secretary.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                              Jennifer E. Bashaw
                                                 Notary Public

My Commission Expires:  December 1, 2000

STATE OF PENNSYLVANIA, COUNTY OF MONTGOMERY, TO WIT:

                 On this the 29th day of April, 1997, before me a notary public of said State, Pennsylvania, the undersigned officer, personally appeared Gregory T. Fischer, who acknowledged himself to be a Vice President of Unisys Corporation, a Delaware corporation, and that he, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as a Vice President.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                Robin Angstadt
                                                   Notary Public

My Commission Expires:  Oct. 5, 1998

                                   EXHIBIT A


                                 THE SUBLEASE

                                   SUBLEASE


                 SUBLEASE, dated as of May 5, 1995, between UNISYS CORPORATION, a Delaware corporation having an office at Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424 ("Sublessor") and LORAL CORPORATION, a New York corporation having an office at 600 Third Avenue, New
York, New York 10016 ("Sublessee").

                             W I T N E S S E T H :

                 WHEREAS, the landlord under the Master Lease described on Schedule A hereto (the "Landlord") is the owner of the real property (including improvements) described on such Schedule A (collectively, the "Property"), and under the Master Lease the Landlord has leased to Sublessor certain premises at the Property; and

                 WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to hire from Sublessor, a portion of the premises demised under the Master Lease upon the terms and conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Sublessor and Sublessee hereby agree as follows:

                 1.  Demised Premises.

                 1.01. Sublessor hereby sublets to Sublessee, and Sublessee hereby sublets and hires from Sublessor, the Demised Premises, as defined in Schedule B hereto, together with the non-exclusive right to use the common areas of the Property and such other rights as are necessary or desirable to provide Sublessee with substantially the same rights and benefits as have been generally afforded to and enjoyed by the Defense Systems unit of Unisys Corporation ("Defense Systems") prior to the date hereof (including, without limitation, rights of ingress and egress, parking consistent with past practice or otherwise as set forth in the Rider attached to this Sublease, and access to public and private utilities) for the sublease term hereinafter stated and for the Base Rent and Additional Rent (both as hereinafter defined) set forth herein, upon and subject to all of the terms and provisions hereinafter provided or incorporated in this Sublease by reference.

                 1.02. Sublessee agrees to accept the Demised Premises on the Commencement Date (as hereinafter defined) in its "as is" condition and Sublessor shall not be obligated to perform any work or furnish any materials in, to or about the Demised Premises in order to prepare the Demised Premises for occupancy by Sublessee or otherwise. Sublessee hereby releases Sublessor from any and all liability resulting from (i) any latent or patent defects in the Demised Premises, (ii) the failure of the Demised Premises to comply with any legal requirements applicable thereto or (iii) the status of the title to the Demised Premises, provided that the foregoing release of liability is not intended to limit or otherwise affect any liability that Sublessor or any affiliate of Sublessor may have to Sublessee or any affiliate of Sublessee which arises under any of the other terms and conditions of this Sublease or under the terms and conditions of any other agreement. Sublessee acknowledges that, except as expressly set forth herein or as expressly set forth in any separate document, Sublessor has made no statements, representations, covenants or warranties with respect to (x) the condition or manner of construction of the Property or any improvements constructed in the Demised Premises, (y) the uses or purposes for which the Demised Premises may be lawfully occupied or (z) any encumbrances, covenants, restrictions or agreements affecting title to the Property or the Demised Premises. Sublessee also agrees that, in executing this Sublease, it has not relied upon or been induced by any statements, representations, covenants or warranties of any person other than those, if any, set forth expressly in this Sublease or in any other separate agreements by or between Sublessor and/or Sublessee or any of their respective affiliates.

                 2.  Term.

                 2.01. (a) The term of this Sublease shall commence on the date hereof (the "Commencement Date") and, unless earlier terminated or extended as herein provided, shall expire on the Expiration Date. As used in this Sublease,
(i) "Term" shall mean the term of this Sublease, and (ii) "Expiration Date" shall mean the Scheduled Expiration Date, as defined in Schedule C hereto; provided that (A) in no event shall the Expiration Date occur later than 11:59 p.m. on the day immediately preceding the expiration of the term of the Master Lease, and (B) in the event of a termination of this Sublease pursuant to the terms hereof prior to the Scheduled Expiration Date, the "Expiration Date" shall mean such date of termination of this Sublease.

                 (b) Notwithstanding anything to the contrary in this Sublease, the Term shall be immediately terminated if the term of the Master Lease is terminated for any reason prior to the Scheduled Expiration Date.

                 (c) References in this Sublease to the "termination" of this Sublease include the stated expiration of the Term and any earlier termination thereof pursuant to the provisions of this Sublease, or the Master Lease or by law. Except as otherwise expressly provided in this Sublease with respect to those obligations of Sublessee which by their nature or under the circumstances can only be, or under the provisions of this Sublease may be, performed after the termination of this Sublease, the Term and estate granted hereby shall end at noon on the date of termination of this Sublease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, any liability of Sublessor or Sublessee to make any payment under this Sublease, including, without limitation, amounts payable by Sublessee as Base Rent or Additional Rent hereunder (both as hereinafter defined), which shall have accrued prior to the termination of this Sublease shall survive the termination of this Sublease.

                 3.  Rent.

                 3.01. The rent ("Rent") payable during the Term under this Sublease shall consist of the following:

                 (a)  the Base Rent, as defined in Schedule C hereto.

                 (b) additional rent ("Additional Rent") in an amount equal to any and all other sums payable by Sublessee to Sublessor under this Sublease.

                 3.02. Except as otherwise specifically provided in this Sublease (a) all payments of Base Rent shall be in equal monthly installments and shall be made in advance on the first (1st) day of each month during the Term, without notice (provided that if the amount of Base Rent is required to be calculated by Sublessor in accordance with Schedule C hereof, then Sublessor shall give Sublessee prior written notice of such calculation, which notice shall include an explanation of the basis for such calculation and reasonable backup documentation relating thereto), and (b) all payments of Additional Rent shall be made within 30 days after written notice from Sublessor, in each case by check payable to the order of "UNISYS CORPORATION" and addressed to Unisys Corporation, P.O. Box 500, Blue Bell, Pennsylvania 19424-0003, Attention:
Disbursement & Control - Dept. or to such other person or at such other place as Sublessor may from time to time designate in writing.

                 3.03. Sublessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. All sums due and payable by Sublessor or Sublessee pursuant to the terms of this Sublease that are not paid within five (5) days of the due date therefor shall from and after the due date bear interest at an annual percentage rate of ten percent (10%). All interest accrued and payable by Sublessee under this subsection as hereinabove provided shall be deemed to be Additional Rent payable hereunder and due at such time or times as the rent with respect to which such interest shall have accrued shall be payable under this Sublease.

                 3.04. Sublessee agrees to pay, as Additional Rent, any revenue tax or charge, occupancy tax, business privilege tax, business use tax or any other tax that may be levied against the Demised Premises or Sublessee's use or occupancy thereof during the Term; provided, however, that in no event shall Sublessee be obligated to pay any income tax that is imposed upon and/or payable by Sublessor, and provided further that payments made by Sublessee pursuant to this Section 3.4 shall not be duplicative of amounts paid by Sublessee pursuant to any other provision of this Sublease.

                 3.05. In the event that Sublessee shall dispute any calculation of Rent charged to Sublessee by Sublessor, then Sublessee shall send to Sublessor a written notice, within 30 days of receipt by Sublessee of such charge, setting forth the basis for Sublessee's dispute. Sublessor and Sublessee shall thereupon use reasonable and good faith efforts to resolve such dispute. If the parties are unable to resolve such dispute within 30 days after submission by Sublessee of its dispute notice, then the parties shall designate an independent certified public accountant mutually acceptable to both parties (the "Independent Accountant") to resolve such dispute, and the fees and charges of the Independent Accountant shall be shared equally by the parties. Both parties shall provide the Independent Accountant with all information reasonably requested by the Independent Accountant in connection with its review of such dispute, and both parties shall request that the Independent Accountant complete its work expeditiously and issue a written report to both parties setting forth its determination. The written determination of the Independent Accountant shall be final and shall be binding upon both Sublessor and Sublessee. All disputes to be resolved pursuant to this Section 3.5 shall be so resolved in accordance with the principles and standards set forth in
Section 3.7 below.

                 3.06. Sublessor shall furnish to Sublessee copies of any material statements and other material documents and information which are provided to Sublessor by Landlord pursuant to the Master Lease. Without limiting any other obligations of Sublessor hereunder, Sublessor agrees it will, upon reasonable request from Sublessee, exercise on Sublessee's behalf, and at Sublessee's sole cost, any rights of Sublessor under the Master Lease to review and inspect records and otherwise obtain information from Landlord.

                 3.07. All calculations by Sublessor of Base Rent, Additional Rent and any other amounts that are payable by Sublessee hereunder shall be made in accordance with Sublessor's past practices during calendar year 1994 with respect to Defense Systems, and all charges and allocations relating to the Demised Premises and all accounting practices utilized by Sublessor with respect to amounts charged to Sublessee under this Sublease (including the capitalization, amortization and expensing of costs incurred and funds expended) shall also be made in such manner.

                 4.  Use.

                 4.01. Sublessee shall occupy and use the Demised Premises only for the uses permitted under the Master Lease and for no other purpose, and in all respects only as permitted under the terms and provisions of this Sublease and the Master Lease, and in accordance with any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasipublic authorities, whether now or hereafter in effect, which may be applicable to or in any way affect the Demised Premises or any part thereof and all requirements, obligations and conditions of all instruments of record on the date of this Sublease affecting the Demised Premises (collectively, "Legal Requirements").

                 5.  Master Lease.

                 5.01. Subject to Section 5.3 below, this Sublease and all of Sublessee's rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the terms and provisions of the Master Lease, a true and complete copy of which has been delivered to and reviewed by Sublessee,
(ii) any and all amendments to the Master Lease or supplemental agreements relating thereto hereafter made between Landlord and Sublessor and (iii) any and all matters to which the tenancy of Sublessor, as tenant under the Master Lease, is or may be subordinate. Sublessee shall in no case have any rights under this Sublease greater than Sublessor's rights as tenant under the Master Lease. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions unless required by Landlord or Sublessor, in which event Sublessee shall, upon demand by Landlord or Sublessor at any time and from time to time, execute, acknowledge and deliver to Sublessor and Landlord any and all instruments that Sublessor or Landlord, in the reasonable discretion of either of them, may deem necessary or proper to confirm such subordination of this Sublease, and the rights of Sublessee hereunder, subject to Section 5.3(a) hereof.

                 5.02. Sublessee agrees that it shall neither act, nor omit to act, in such a manner as to result in a default under the Master Lease, provided that in no event shall Sublessee be responsible for acts and omissions of Sublessor or Sublessor's agents, employees or contractors. Except as otherwise specifically provided in the next sentence and elsewhere in this Sublease, (i) all of the terms, covenants, conditions and agreements which Sublessor is required to observe or perform with respect to the Demised Premises as tenant under the Master Lease are hereby incorporated herein by reference and Sublessee shall observe and perform all of such terms, covenants, conditions and agreements as if such terms, covenants, conditions and agreements were set forth herein at length, and (ii) Sublessor may exercise all of the rights, powers, privileges and remedies reserved to Landlord under the Master Lease to the same extent as if fully set forth herein at length, including, without limitation, all rights and remedies arising out of or with respect to any default by Sublessee in the payment of Rent hereunder or the observance or performance of the terms, covenants, conditions and agreements of this Sublease and the Master Lease (except as specifically provided herein). The terms and conditions of the Master Lease described on Schedule D hereto shall not be incorporated herein by reference, nor shall any terms or conditions of the Master Lease that, by their terms, are inapplicable to, or inconsistent with this Sublease, be incorporated by reference herein. In amplification of, and not in limitation of, the foregoing, in no event shall any rights or options under the Master Lease to renew or extend the term thereof be incorporated by reference in this Sublease for the benefit of Sublessee. Notwithstanding the foregoing, any inconsistencies between the terms of the Master Lease incorporated by reference hereunder and the other terms of this Sublease or any of the Transaction Documents (as hereinafter defined) shall be resolved in favor of such other terms of this Sublease or the terms of the Transaction Documents, provided, however, that if such construction of terms would cause Sublessor to be in default under the terms of the Master Lease, then such inconsistency shall be resolved in favor of the Master Lease. In addition, in the event that Sublessor is in default of any of its obligations under the Master Lease as of the date hereof and such obligation is not a DS Liability (as defined in the Asset Purchase Agreement), then Sublessee shall not be required to cure such default by virtue of the incorporation by reference provisions of this Sublease.

                 5.03. Sublessor agrees that it shall neither act, nor omit to act, in such a manner as to result in a default under the Master Lease, provided that in no event shall Sublessor be responsible for acts and omissions of Sublessee or Sublessee's agents, employees or contractors. Provided that Sublessee is not then in default under the terms of this Sublease beyond applicable grace periods, Sublessor agrees that, during the Term hereof, without the prior written consent of Sublessee, which consent shall not be unreasonably withheld or delayed, Sublessor will not (a) consent to a termination of the Master Lease (to the extent that Sublessor's consent is required pursuant to the Master Lease) or amend or modify the Master Lease in any way which would materially reduce, materially interfere with or otherwise materially impair any rights, powers or remedies of Sublessee, decrease in any material respect the obligations of Landlord or Sublessor which, under the terms of this Sublease, run to the benefit of Sublessee or increase the monetary obligations of Sublessee or increase in any material respect any other obligations of Sublessor for which Sublessee is responsible hereunder, or (b) consent (in the event that Sublessor's consent is required pursuant to the Master Lease) to the subordination of the Master Lease to any mortgage, underlying lease or similar instrument. Notwithstanding the foregoing, in no event shall Sublessor be required under this Sublease to exercise any renewal or extension option set forth in the Master Lease.

                 5.04. Notwithstanding anything to the contrary contained herein, in the event of a conflict between the terms of this Sublease and the terms of the Asset Purchase Agreement, the terms of the Asset Purchase Agreement shall govern.

                 5.05. As used herein, (a) the term "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of March 20, 1995, between Unisys Corporation and Loral Corporation, as amended from time to time, and (b) the term "Transaction Documents" shall mean all agreements between Sublessor and Sublessee executed pursuant to, or in connection with, the Asset Purchase Agreement other than this Sublease.

                 6.  Services.

                 6.01. It is the intent of the parties that Sublessor shall continue to provide to Sublessee all services, utilities, repairs and facilities generally and customarily provided by Unisys Corporation to the occupants of the Demised Premises prior to the Commencement Date, together with any other services that may be appropriate under the circumstances from time to time (such services being hereinafter referred to collectively as the "Services"). In connection with the foregoing, such Services shall include, without limitation, each of the services set forth on Schedule E hereto, and such Services shall not include any of those items set forth on Schedule E-1 hereto. Sublessee shall pay to Sublessor, in consideration for the Services and as Additional Rent, an amount equal to Sublessor's actual costs to perform such Services in, to or for the benefit of the Demised Premises or Sublessee, which shall be determined in accordance with the principles set forth in Section 3.7 above ("Actual Costs"). On a quarterly basis, Sublessor shall provide to Sublessee a written statement, in reasonable detail, setting forth such Actual Costs for Services. In the event that Sublessee disputes Sublessor's statement of Actual Costs, such dispute shall be resolved in accordance with Section 3.5 hereof.

                 6.02. It is the intent of the parties that Sublessee shall continue to provide to Sublessor, during the Term hereof, all reasonable services generally and customarily provided by Defense Systems, prior to the Commencement Date, to the other portions of the Property leased by Sublessor under the Master Lease. Sublessee shall perform such services, and Sublessor shall pay to Sublessee a proportionate share of Sublessee's actual costs incurred in performing such services. On a quarterly basis, Sublessee shall provide to Sublessor a written statement, in reasonable detail, setting forth such costs. In the event of a dispute with respect to such costs, such dispute shall be resolved in accordance with Section 3.5 hereof.

                 6.03. In the event that telephone switching equipment or other telecommunications equipment utilized by Sublessor or Sublessee is located within the premises occupied by the other party, then the party occupying such premises shall grant the other party reasonable access to such telephone switching equipment or other telecommunications equipment and other areas reasonably required for such telecommunications use, subject in each case to reasonable security requirements of the party granting such access.

                 6.04. The provisions of this Section shall survive the expiration or earlier termination of this Sublease.

                 7.  Alterations and Repairs; Demising Costs; Signage.

                 7.01. As used herein, the term "Alterations" shall mean, collectively, any alterations, modifications, installations, additions or improvements to the Demised Premises. Without the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, Sublessee shall not make any (a) structural

Alterations or (b) non-structural Alterations having a design and construction cost in excess of $100,000 on a per project basis. Any Alterations consented to by Sublessor, or otherwise permitted under this Sublease, shall be performed by Sublessee, at its sole cost and expense, and in compliance with all of the provisions of the Master Lease, including the provisions requiring Landlord's prior written consent, and such other reasonable requirements of Sublessor. Sublessor shall have the right to post notices of non-responsibility and similar notices, as Sublessor shall reasonably deem appropriate, on the Demised Premises while Alterations are occurring.

                 7.02. Sublessor shall have no obligations whatsoever to Sublessee to make any repairs (except to the extent provided in Schedule E and Schedule E-1 hereto) or Alterations in the Demised Premises to any systems serving the Demised Premises or to any equipment, fixtures or furnishings in the Demised Premises, or to comply with any violations of law with respect thereto, or to restore the Demised Premises in the event of a fire or other casualty therein or to perform any other duty with respect to the Demised Premises which Landlord is required to perform under the Master Lease. Subject to Section 6.2 and 6.3 hereof and Schedule E and Schedule E-1 hereto, Sublessee shall look solely to Landlord for the making of any and all repairs in the Demised Premises and the performance of any and all such other work and responsibilities and only to the extent required by the terms of the Master Lease.

                 7.03. Sublessor and Sublessee shall use reasonable and good faith efforts to reach a mutual agreement as to whether any Alterations are necessary and appropriate in order to separate the Demised Premises from the premises in the Property occupied by Sublessor. In the event that the parties reach such a mutual agreement, then Sublessor shall perform such agreed upon Alterations, and Sublessee shall, within thirty (30) days after written demand by Sublessor, reimburse Sublessor for one-half of the costs and expenses relating to such Alterations. Sublessor may request payment of Sublessee's share of such costs, and (if requested) Sublessee shall pay its share of such costs, as such costs are incurred by Sublessor during the course of design and construction of such Alterations. Sublessor shall require that (a) any contractors or subcontractors performing any such work maintain reasonable and appropriate liability insurance and (b) any such insurance policies shall name Sublessor, Sublessee and Landlord as additional insureds.

                 7.04. Sublessee shall have the right to install reasonable and appropriate signage, both at the entrance to the Demised Premises and in the common areas of the Property, indicating Sublessee's occupancy of the Demised Premises, provided that the location, size and design of any such signage shall be subject to the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed.

                 7.05. Sublessee shall indemnify and hold harmless Sublessor and Landlord from all costs, expenses, liabilities and obligations arising out of the filing of any mechanic's or materialman's lien against the Demised Premises by reason of any act or omission of Sublessee.

                 7.06. In the event that the Demised Premises are measured or re-measured pursuant to the terms of this Sublease (inclusive of the Rider, if any, and Schedules attached hereto), Sublessor and Sublessee shall each pay one-half (1/2) of the costs and expenses relating to such measurement or re-measurement.

                 8.  Insurance.

                 8.01. Sublessee, at Sublessee's sole expense, shall maintain for the benefit of Sublessor and Landlord such policies of insurance (and in such form) as are required by the Master Lease with respect to the Demised Premises which shall be reasonably satisfactory to Sublessor as to coverage and insurer (who shall be licensed to do business in the State in which the Demised Premises are located) provided that such insurance shall at a minimum include comprehensive general liability insurance protecting and indemnifying Sublessor, Landlord and Sublessee against any and all claims and liabilities for injury or damage to persons or property occurring upon, in or about the Demised Premises, and the public portions of the Property, caused by or resulting from or in connection with any act or omission of Sublessee or Sublessee's employees, agents or invitees. Sublessor and Landlord shall each be named as an additional insured under any such policies of insurance obtained by Sublessee, and no such policy shall be subject to termination or modification unless at least thirty (30) days' prior written notice (or ten (10) days' prior written notice, if such termination results from Sublessee's failure to pay the premium for such insurance) shall have been given by the applicable insurance company to Sublessor and Landlord. Upon execution of this Sublease by Sublessee and at least thirty (30) days prior to the expiration date of such policies, Sublessee shall furnish to Landlord and Sublessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current. Nothing contained herein shall limit, or prohibit Sublessee from providing such coverage through "blanket" policies of insurance and/or self-insuring therefor in a manner that is consistent with the general corporate practices of Sublessee.

                 8.02. Nothing contained in this Sublease shall relieve Sublessee from any liability as a result of damage from fire or other casualty, but each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublessor and Sublessee each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Sublessor and Sublessee provide that such release or waiver does not invalidate the insurance; each party agrees to use reasonable efforts to include such a provision in its applicable insurance policies. If the inclusion of said provision would involve an additional expense, either party, at its sole expense, may require such provision to be inserted in the other's policy.

                 9.  Assignment, Subletting and Encumbrances.

                 9.01. Sublessee shall not sublease or mortgage, pledge or otherwise encumber all or any part of the Demised Premises, assign or mortgage this Sublease (by operation of law or otherwise) or permit the Demised Premises to be used or occupied by anyone other than Sublessee, Sublessee's divisions and other Affiliates, and Sublessee's licensees, invitees, customers and vendors, without the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Sublessee, upon at least 30 days prior written notice to Sublessor and upon Sublessee's obtaining any required consent of Landlord under the Master Lease, may assign this Sublease or sublet all or part of the Demised Premises to (A) an Affiliate of Sublessee,
(B) an entity into which Sublessee is merged or consolidated, and (C) an entity which acquires all or substantially all of the business or operations of Sublessee. Any consent by Sublessor and/or Landlord as hereinabove required shall not excuse Sublessee from its obligation to obtain the express written consent of Sublessor and/or Landlord to any further action or matter with respect to which the consent of Sublessor and Landlord is hereinabove required and Sublessee shall not be released from any of its obligations hereunder. The term "Affiliate", as used in this Section 9.1, shall have the same meaning as is set forth in the Asset Purchase Agreement.

                 10.  Default.

                 10.01. (a) Each of the following shall constitute an Event of Default hereunder:

                      (i) if Sublessee shall fail to pay when due any Rent or any other amount Sublessee may be required to pay hereunder, and Sublessee shall fail to remedy such default within seven (7) business days after written notice thereof has been given to Sublessee by Sublessor, provided that any Event of Default shall not be deemed to have occurred hereunder if Sublessee shall have timely disputed in good faith its obligation to pay such Rent or the amount thereof; or

                      (ii) subject to Section 10.1(b) below, if Sublessee shall default in the observance or performance of any term, covenant or condition of this Sublease on Sublessee's part to be observed, performed or complied with (other than the payment of Base Rent and Additional Rent and other amounts payable hereunder) and Sublessee shall fail to remedy such default within thirty (30) days after written notice to cure, or, if such default is of such a nature that for reasons beyond Sublessee's control it cannot be completely remedied within said period of thirty (30) days, then if Sublessee (A) shall not promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same and (B) shall not remedy the same within a reasonable time after the date of default; or

                    (iii) if any event shall occur or any contingency shall arise whereby this Sublease or the estate hereby granted or the unexpired balance of the Term would, except as expressly permitted herein, by operation of law or otherwise, devolve upon or pass to any person or entity other than Sublessee, and Sublessee shall fail to remedy such default within sixty (60) days after written notice thereof has been given to Sublessee by Sublessor;

                 (b) Upon the occurrence of any such Event of Default, Sublessor may, in addition to exercising any other available rights or remedies, give to Sublessee notice of its intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Sublease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same force and effect as if that day were the Expiration Date, provided, however, that Sublessor and Sublessee shall remain liable for the performance of their respective obligations hereunder which survive the termination of this Sublease and for damages as provided in this Sublease.

                 10.02. Notwithstanding anything to the contrary set forth herein, this Sublease shall immediately terminate if any of the following events shall occur with respect to Sublessee: (a) if Sublessee shall (i) have applied for or consented to the appointment of a receiver, trustee or liquidator, or other custodian of Sublessee, or any of its properties or assets, (ii) have made a general assignment for the benefit of creditors, (iii) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code, or any other applicable federal or state laws, or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (iv) be adjudicated a bankrupt or insolvent; or (b) if without the acquiescence or consent of Sublessee, an order, judgment or decree shall have been entered by any court of competent jurisdiction approving as properly filed a petition seeking relief under the United States Bankruptcy Code, or any other applicable federal or state laws, or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Sublessee, or all or a substantial part of their respective properties or assets, and such order, judgment or decree shall have continued unstayed and in effect for any period of not less than ninety (90) days. Neither Sublessee, nor any person claiming through or under Sublessee or by reason of any statute or order of court shall, after such termination, be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. Without limiting any of the foregoing provisions of this Section 10.2, if pursuant to the United States Bankruptcy Code, or any other applicable federal or state laws, Sublessee is permitted to assign this Sublease, Sublessee agrees that adequate assurance of future performance by an assignee expressly permitted under such law shall be deemed to mean evidence in the form of financial statements prepared and certified by a certified public accountant that the assignee will have a net worth, after excluding the value of the leasehold, sufficient to meet the remaining obligations under this Sublease.

                 10.03. In the event of any breach by Sublessee or any persons claiming through or under Sublessee of any of the terms, covenants or conditions contained in this Sublease, Sublessor, after the giving of any notice required by the terms of this Sublease and the expiration of any notice and cure periods hereunder, (a) shall be entitled to enjoin such breach and (b) shall have the right to invoke any right and remedy available at law or in equity or by statute or otherwise. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Sublease.

                 10.04. If this Sublease and the Term shall terminate as provided in Section 10.1 or in Section 10.2 above, or by or under any summary proceeding or any other action or proceeding or if Sublessor shall re-enter the Demised Premises as hereinabove provided or by or under any summary proceeding or any other action or proceeding, then in any of said events:

                 (a) Sublessee shall pay to Sublessor all Base Rent, Additional Rent and other amount payable by Sublessee hereunder to the date upon which this Sublease and the Term shall have terminated or to the date of re-entry upon the Demised Premises by Sublessor, as the case may be;

                 (b) Sublessor shall be entitled to retain all monies, if any, paid by Sublessee to Sublessor, whether as advance Rent, security or otherwise, but such monies shall be credited by Sublessor against any Rent due at the time of such termination or re-entry or, at Sublessor's option, against any damages payable by Sublessee;

                 (c) Sublessee shall be liable for and shall pay to Sublessor, as damages, any deficiency between the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Base Rent and Additional Rent to be at the same rate as was payable for the year immediately preceding such termination or re-entry less any Additional Rent for such one-year period payable to Sublessor by Sublessee pursuant to Section 6.2 above) and the net amount, if any, of rents ("Net Rent") collected under any reletting effected pursuant to the incorporation herein of any provision of the Master Lease for any part of such period (after first deducting from the rents collected under any such reletting all of Sublessor's reasonable expenses in connection with the termination of this Sublease or Sublessor's re-entry upon the Demised Premises and in connection with such reletting including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration or similar costs and other expenses of preparing the Demised Premises for such reletting);

                 (d) In the event that Sublessor shall not have collected any monthly deficiencies as aforesaid, Sublessor shall be entitled to recover from Sublessee, and Sublessee shall pay to Sublessor, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Base Rent and Additional Rent to be at the same rate as was payable for the year immediately preceding such termination or re-entry less any Additional Rent for such one-year period payable to Sublessor by Sublessee pursuant to Section 6.2 above) exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present value at the rate of eight percent (8%) per annum. If before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Sublessor for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting; and

                 (e) In no event shall Sublessee be entitled to receive any excess of Net Rent over the sums payable by Sublessee to Sublessor hereunder, and in no event shall Sublessee be entitled in any suit for the collection of damages pursuant to this Article to a credit in respect of any Net Rent from a reletting except to the extent actually received by Sublessor prior to the commencement of such suit.

                 10.05. Nothing herein contained shall be construed as limiting or precluding the recovery by Sublessor against Sublessee of any sums or damages to which, in addition to the damages particularly provided above, Sublessor may lawfully be entitled by reason of any default hereunder or under the terms of the Master Lease incorporated herein on the part of Sublessee; provided, however, that notwithstanding any provision of the Master Lease or the Sublease to the contrary, in no event shall Sublessor or Sublessee be entitled to special or consequential damages with respect to any matter arising hereunder or relating hereto.

                 11.  Indemnification.

                 11.01. Sublessee shall indemnify and hold harmless Sublessor and its employees and agents from and against any and all loss, cost, liability, claim, damage and expense, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalties and fines incurred in connection with or arising from any injury to Sublessee or for any damage to, or loss (by theft or otherwise) of, any of the property of Sublessee, irrespective of the cause of such injury, damage or loss and whether occurring in or about the Demised Premises or the Property.

                 11.02. Sublessee shall indemnify and hold harmless Sublessor and its officers, directors, shareholders and employees from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalties and fines, whether or not due to third party claims, suits or proceedings, incurred in connection with or arising from
(a) any default by Sublessee in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Sublease or the terms of the Master Lease incorporated herein on Sublessee's part to be observed, performed or complied with, (b) the use or occupancy or manner of use or occupancy of the Demised Premises by Sublessee or any of its agents, employees or contractors, or the exercise by Sublessee or any of its agents, employees or contractors, of any rights granted to Sublessee hereunder, (c) any acts, omissions or negligence of Sublessee or any of its agents, employees or contractors, in or about the Demised Premises or the Property either prior to, during, or after the termination of this Sublease or (d) the condition of the Demised Premises, but only to the extent that Sublessee fails to perform any of its obligations hereunder with respect to the condition of the Demised Premises. If any action or proceeding shall be brought against Sublessor by reason of any such claim, Sublessee shall be given prompt notice thereof and, upon notice from Sublessor, shall resist and defend such action or proceeding at Sublessee's sole expense and employ counsel therefor reasonably satisfactory to Sublessor. Sublessee shall pay to Sublessor on demand all sums which may be owing to Sublessor by reason of the provisions of this subsection. Sublessee's obligations under this subsection shall survive the Expiration Date or earlier termination of this Sublease.

                 11.03. Sublessor shall indemnify and hold harmless Sublessee and Sublessee's officers, directors, shareholders and employees from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalty and fines, whether or not due to third party claims, suits or proceedings, incurred in connection with or arising from (a) any default by Sublessor in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Sublease or the Master Lease on Sublessor's part to be observed, performed or complied with, or (b) the gross negligence or wilful misconduct of Sublessor (in its capacity as sublessor hereunder) or any of its agents, employees or contractors (retained by Sublessor in its capacity as sublessor hereunder), in or about the Demised Premises or the Property either prior to, during, or after the termination of this Sublease. If any action or proceeding shall be brought against Sublessee by reason of any such claim, Sublessor shall be given prompt notice thereof and, upon notice from Sublessee, shall resist and defend such action or proceeding at Sublessor's sole expense and employ counsel therefor reasonably satisfactory to Sublessee. Sublessor shall pay to Sublessee on demand all sums which may be owed to Sublessee by reason of the provisions of this subsection. Sublessor's obligations under this subsection shall survive the Expiration Date or earlier termination of this Sublease.

                 11.04. Sublessor shall not be liable for any loss or damage to property of Sublessee or any of its employees, guests, invitees or licensees by reason of theft or otherwise. Sublessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Demised Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless such injury or damage has been shown to have been due solely to the gross negligence or willful act or omission of Sublessor, its affiliates, or the officers, directors, employees or agents of Sublessor or its affiliates in the course of their employment. Subject to the foregoing, all property of Sublessee or others kept or stored on the Demised Premises shall be so kept or stored at the risk of Sublessee only.

                 11.05. Notwithstanding anything in this Section 11 to the contrary, neither party shall be required to indemnify the other party (an "indemnitee") against the indemnitee's own negligence or wilful misconduct.

                 12.  Hazardous Materials.

                 12.01. Sublessee shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises by the agents, principals, employees, assigns, sublessees, contractors, subcontractors, consultants or invitees of Sublessee, except in full compliance with applicable Legal Requirements. If Sublessee breaches the obligations stated in the preceding sentence, or if the introduction or release of a Hazardous Material on the Demised Premises caused or permitted by Sublessee (or the aforesaid others) results in contamination of the Demised Premises or any surrounding area(s), or if contamination of the Demised Premises or any surrounding area(s) by Hazardous Material otherwise occurs for which Sublessee is legally, actually or factually liable or responsible (other than liability which arises solely as a result of the subtenancy created hereby or solely as a result of Sublessee's mere occupancy of the Demised Premises), then Sublessee shall fully and completely indemnify, defend and hold harmless Sublessor (or any party claiming by, through or under Sublessor) from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses, including, without limitation: (i) diminution in the value of the Demised Premises; (ii) any asserted damage to the Property or to neighboring properties or the occupants of the Property or neighboring properties, and
(iii) any sums paid in settlement of claims, reasonable attorneys' fees, consultants fees and expert fees which arise or arose before, during or after the term of this Sublease as a consequence of such contamination. This indemnification includes, without limitation, costs incurred in connection with any investigation or site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the soil or ground water on or under the Demised Premises for which Sublessee is responsible pursuant to the terms of this Sublease. Without limiting the foregoing, if the introduction or release of any Hazardous Materials on, under or about the Demised Premises or any other surrounding area(s) caused or permitted by Sublessee (or the aforesaid others) results in any contamination of the Demised Premises, Sublessee shall immediately take all actions at its sole expense as are necessary or appropriate to return the Demised Premises to the condition existing prior to the introduction by Sublessee of any such Hazardous Materials thereto; provided that the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of such actions by Sublessor shall be first obtained. The foregoing obligations and responsibilities shall survive the expiration or earlier termination of this Sublease.

                 12.02. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reorganization Act of 1986 (42 U.S.C. Section 9601 et seq., as amended), the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act, the Federal Toxic Substances Control Act, the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 301) and amendments thereto, and all substances, materials and wastes that are defined as "toxic", "hazardous" or "extremely hazardous" or are otherwise regulated under any applicable local, state or federal law. In furtherance of, and not in limitation of, the foregoing, the term "Hazardous Materials" shall include asbestos, asbestos-containing materials and petroleum.

                 12.03. Sublessor and Sublessee acknowledge and agree that the Asset Purchase Agreement shall govern all matters relating to the presence of Hazardous Materials in, on, under and about the Demised Premises prior to the execution and delivery hereof.

                 13.  Remedies Cumulative.

                 13.01. Each right and remedy of Sublessor under this Sublease shall be cumulative and be in addition to every other right and remedy of Sublessor under this Sublease and now or hereafter existing at law or in equity, by statute or otherwise.

                 14.  Quiet Enjoyment.

                 14.01. Sublessor covenants that, as long as Sublessee shall pay the Base Rent and Additional Rent and all other amounts Sublessee shall be required to pay hereunder and shall duly observe, perform and comply with all of the terms, covenants and conditions of this Sublease on its part to be observed, performed or complied with, Sublessee shall, subject to all of the terms of the Master Lease and this Sublease, peaceably have, hold and enjoy the Demised Premises during the Term without molestation or hindrance by Sublessor.

                 15.  Release of Sublessor.

                 15.01. The term "Sublessor", as used in this Sublease so far as covenants or obligations on the part of Sublessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the tenant's interest under the Master Lease, and in the event of any transfer or transfers of the tenant's interest in the Master Lease,

Sublessor herein named (and in case of any subsequent transfer or conveyance, the then transferor of the tenant's interest in the Master Lease) shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed; provided, however, that no Sublessor shall be freed or relieved from any of its obligations or liabilities hereunder which first arise or accrue prior to the transfer of such Sublessor's interest as tenant under the Master Lease.

                 16.  Surrender of Demised Premises.

                 16.01. Sublessee shall, no later than the termination of this Sublease and in accordance with all of the terms of this Sublease and the Master Lease (including, without limitation, any restoration obligations in the Master Lease that are applicable to the Demised Premises and are incorporated by reference herein), vacate and surrender to Sublessor the Demised Premises, together with all Alterations, in similar order, condition and repair, as the same were in as of the Commencement Date, and broom clean, reasonable wear and tear, damages resulting from a casualty for which Sublessee is not responsible, and other items the repair or remediation of which is the responsibility of Sublessor or Landlord excepted. Tenant's obligation to observe or perform this covenant shall survive the termination of this Sublease.

                 16.02. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Term on the Expiration Date, and the Term shall expire on the Expiration Date without notice being required from either party. In the event that Sublessee remains beyond the Expiration Date, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to 150% of the monthly Base Rent in effect at the expiration of the Term plus any amounts charged against Sublessor as lessee under the Master Lease for holdover rent or penalty. It is further agreed that Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, claims, demands, expenses, damages and judgments (other than consequential or special damages) incurred by Sublessor as a result of Sublessee's retaining possession, which indemnification obligation shall survive the Expiration Date.

                 17.  Notices.

                 17.01. All notices, consents, approvals or other communications (collectively, a "Notice") required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be delivered personally or by overnight courier service or given by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (unless such address shall be changed by Notice from one party to the other):

                 To Sublessor:

                 Unisys Corporation
                 P.O. Box 500
                 Blue Bell, PA  19424
                 Attention:  Real Estate Administration

                 To Sublessee:

                 Loral Corporation
                 600 Third Avenue
                 New York, NY  10016
                 Attention:  Vice President/General Counsel

Any Notice given pursuant hereto shall be deemed to have been given and shall be effective when received, or when delivered and refused.

                 18.  Landlord Consents During Term.

                 18.01. Wherever in this Sublease the consent or approval of Sublessor is required for any act or thing, Sublessor agrees that it shall not unreasonably withhold, condition or delay such consent or approval. If the consent or approval of Landlord is required under the Master Lease for the same act or thing, if Sublessor is required or willing to give its consent or approval to Sublessee when such consent or approval is required hereunder, Sublessor agrees that it will promptly forward Sublessee's request for such a consent or approval to Landlord. If Sublessor is required or has determined to give its consent or approval, Sublessor shall cooperate reasonably with Sublessee in endeavoring to obtain Landlord's consent or approval (including commencing and prosecuting an appropriate legal action if, in Sublessor's judgment, Landlord wrongfully withholds or delays its approval or consent) upon and subject to the following terms and conditions: (a) Sublessee shall reimburse Sublessor for any reasonable out-of-pocket costs incurred by Sublessor in connection with seeking such consent or approval, (b) Sublessor shall not be required to make any payments to Landlord or to enter into any agreements or to modify the Master Lease or this Sublease in order to obtain any such consent or approval and (unless Sublessee reimburses Sublessor for such payment or performs any other obligations imposed on Sublessor by Landlord) and (c) if Sublessee agrees or is otherwise obligated to make any payments to Sublessor or Landlord in connection with such request for such consent or approval, Sublessee shall have made arrangements for such payments which are satisfactory to Sublessor. Except as hereinafter expressly provided, nothing contained in this Section shall be deemed to require Sublessor to give any consent or approval because Landlord has given such consent or approval. Whenever either party to this Sublease expressly agrees not to unreasonably withhold its consent, such consent shall also not be unreasonably delayed or conditioned.

                 18.02. Notwithstanding the foregoing provisions of this Section or any other provision of this Sublease to the contrary, if and to the extent that it is provided in the consent to this Sublease from Landlord or in any other agreement entered into by and among Landlord, Sublessor and Sublessee in connection with the approval by Landlord of this Sublease that Landlord and Sublessee may deal directly in connection with the provision of various services to be provided to the Demised Premises or for Sublessee to deal directly with Landlord in connection with obtaining certain consents and approvals then if and to the extent so provided in such consent and/or agreement the granting of a consent or approval by Landlord shall be deemed to be the granting of a like consent or approval by Sublessor.

                 19.  Sublessor's Inability to Perform.

                 19.01. This Sublease and the obligation of Sublessee to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Sublessee to be performed shall in no way be affected, impaired or excused because Sublessor is unable to fulfill any of its obligations under this Sublease expressly or impliedly to be performed by Sublessor or because Sublessor is unable to make, or is delayed in making, any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Sublessor is prevented or delayed from so doing by reason of strikes or labor trouble or by accident, adjustment of insurance or by any cause whatsoever reasonably beyond Sublessor's control, including but not limited to, laws, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation or any federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

                 20.  Time Limits.

                 20.01. Except with respect to actions to be taken by Sublessee for which time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Master Lease for the giving or making of any Notice (as hereinafter defined) by the tenant thereunder to Landlord, the holder of any leasehold mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purposes of this Sublease, by shortening the same in each instance by five (5) days, provided that in no event shall such time limit be reduced to less that two (2) business days) so that any Notice may be given or made, or any act, condition or covenant performed, or option hereunder exercised, by Sublessor within the time limit relating thereto contained in the Master Lease.

                 20.02. Except with respect to actions to be taken by Sublessor for which longer time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in the Master Lease for the giving or making of any Notice by Landlord or the performance of any act, covenant or condition by Landlord for the exercise of any right, remedy or option by Landlord thereunder are changed for the purposes of this Sublease, by lengthening the same in each instance by five
(5) days, so that any Notice may be given or made, or any act, condition or covenant performed or option hereunder exercised by Landlord within the number of days respectively set forth above, after the time limits relating thereto contained in the Master Lease.

                 21.  Limitations on Liability.

                 21.01. Nothing in this Section is intended to limit or affect any obligations of Sublessor or any affiliate of Sublessor which are contained in any separate agreement.

                 22.  Miscellaneous.

                 22.01. This Sublease shall be governed by and construed in accordance with the internal laws of the State in which the Demised Premises are located, without regard to the conflicts of law principles thereof.

                 22.02. The section headings in this Sublease and the table of contents are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

                 22.03. If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

                 22.04. All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Article 9 hereof, their respective successors and assigns.

                 22.05. Sublessor has made no representations, warranties or covenants to or with Sublessee with respect to the subject matter of this Sublease except as expressly provided herein or in the Transaction Documents and all prior negotiations and agreements relating thereto are merged into this Sublease. This Sublease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Master Lease.

                 23. Rider. A Rider to this Sublease is attached hereto and incorporated herein by reference.

                 [Remainder of page intentionally left blank]

                 IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

                                            UNISYS CORPORATION, as Sublessor


                                            By: Harold S. Barron
                                                Name:  Harold S. Barron
                                                Title:  Senior Vice President


                                            LORAL CORPORATION, as Sublessee


                                            By: Eric J. Zahler
                                                Name:  Eric J. Zahler
                                                Title:  Vice President

                                                   Salt Lake City, UT
                                    (Leased)


                                     RIDER

                 1. This Rider is a part of this Sublease. In the event of any contradiction or inconsistency between the provisions of this Rider and the provisions of the other portions of this Sublease, the provisions of this Rider shall govern and prevail, and the contradicting and inconsistent provisions of the other portions of this Sublease shall be deemed amended accordingly.

                 2. (a) The parties agree to endeavor in good faith to cause the Landlord to execute, in substitution for the Master Lease, (i) a lease directly with Unisys Corporation for Building B at the Property (the "Unisys Lease") and (ii) a lease directly with Loral Corporation for Buildings E and F at the Property (the "Loral Lease"), which leases shall be on terms and conditions satisfactory to Sublessor and Sublessee, each in the exercise of its reasonable discretion, provided, however, that Sublessor shall in no event be required to execute any lease in substitution for the Master Lease unless Landlord agrees to release Sublessor from all continued liability with respect to Buildings E and F at the Property from and after the date of any such substitute lease. Sublessor and Sublessee shall each pay one half of all mutually agreed upon costs directly related to the substitution of the Loral Lease and the Unisys Lease for the Master Lease.

                 (b) If the Landlord requires the Unisys Lease and the Loral Lease to contain an obligation to purchase the Property in substitution for the Purchase Obligation (as defined below) (a "Substitute Purchase Obligation"), then (i) the Unisys Lease shall contain such Substitute Purchase Obligation with respect to the introduction or release of a Hazardous Material on the portion of the Property demised under the Unisys Lease, (ii) the Loral Lease shall contain such Substitute Purchase Obligation with respect to the introduction or release of a Hazardous Material on the portion of the Property demised under the Loral Lease, and (iii) the Unisys Lease and the Loral Lease shall provide that Sublessor and Sublessee shall share such Substitute Purchase Obligation in proportion to their relative fault and shall acquire the Property pursuant to such Substitute Purchase Obligation as tenants in common. Sublessor shall be obligated to perform Sublessee's obligation under the Substitute Purchase Obligation, as provided in this Section 2(b), in proportion to Sublessor's fault in causing such obligation to arise. Sublessee shall be obligated to perform Sublessor's obligation under the Substitute Purchase Obligation, as provided in this Section 2(b), in proportion to Sublessee's fault in causing such obligation to arise.

                 (c) Sublessor and Sublessee shall use reasonable and good faith efforts to reach a mutual agreement as to whether any Alterations are necessary and appropriate in order to separate the premises demised under the Unisys Lease from the premises demised under the Loral Lease. In the event that the parties reach such a mutual agreement, then Sublessor shall perform such agreed upon Alterations, and Sublessee shall, within thirty (30) days after written demand by Sublessor, reimburse Sublessor for one-half of the costs and expenses relating to such Alterations. Sublessor may request payment of Sublessee's share of such costs, and (if requested) Sublessee shall pay its share of such costs, as such costs are incurred by Sublessor during the course of design and construction of such Alterations. Sublessor shall require that (i) any contractors or subcontractors performing any such work maintain reasonable and appropriate liability insurance and (ii) any such insurance policies shall name Sublessor, Sublessee and Landlord as additional insureds.

                 (d) In the event that the Unisys Lease and the Loral Lease are executed in substitution of the Master Lease, then this Sublease shall terminate upon such execution.

                 3. The respective obligations of Sublessor and Sublessee in respect of the obligation to purchase the Property pursuant to Section 13.2(d) of the Master Lease (the "Purchase Obligation") shall be governed by the terms of the Asset Purchase Agreement. In the event that Sublessor purchases the Property pursuant to the Purchase Obligation, Sublessor and Sublessee shall enter into a lease with respect to the Demised Premises on substantially the same terms and conditions as set forth in this sublease.

                 4. Except as provided in the Asset Purchase Agreement, Sublessee shall have no liability under this Sublease for Hazardous Materials existing on the Demised Premises as of the date hereof.

                 5. Sublessee (together with its employees, licensees, and invitees) shall have the exclusive right to use the 978 parking spaces at the Property designated on Schedule B to this Sublease.

                 6. Sublessee hereby agrees to perform repairs and maintenance on, and to provide such other services as may be required to the Demised Premises, other than the services enumerated on Schedule E attached hereto, during the Term hereof, which services were previously provided by Sublessor's non-Defense Systems personnel. In connection therewith, Sublessor and Sublessee shall share supplies and equipment located at the Property for performance of their respective service obligations with respect to the Property until the exhaustion of such supplies and equipment. Thereafter, Sublessor and Sublessee shall separately purchase and use such supplies and equipment as each may determine it requires for performance of its respective service obligations.

                 7. With respect to contracts entered into by Sublessor prior to the date of this Sublease relating in whole or in part to the provision of services to the Demised Premises, which services Sublessee has assumed the obligation to provide as of the date of this Sublease and which services were previously provided by Sublessor's non-Defense Systems personnel, (a) Sublessor shall endeavor to terminate such contracts at the earliest possible time, provided Sublessor shall not be obligated to breach such contracts and (b) Sublessee shall be obligated to pay all sums due under such contracts for the provision of goods and services to the Demised Premises.

                 8. From the date hereof until the earlier of (a) the Expiration Date or (b) the service of written notice by Sublessor of its election to terminate receipt of such services, Sublessee shall continue to provide security services to the portions of the Property not part of the Demised Premises, of the type generally and customarily provided by Sublessor's Defense Systems unit to the Property prior to the date hereof.

                                   SCHEDULE A

                                  MASTER LEASE


                 As used in this Sublease, (a) "Master Lease" shall mean the Special Net Lease dated December 31, 1986 between Harris Trust and Savings Bank as Trustee for Burroughs Employees' Retirement Fund as lessor and Unisys Corporation as lessee, as amended by the letter dated October 15, 1991 from Unisys Corporation to Harris Trust Savings Bank, Trustee and (b) the "Property" shall mean the real property located at 640 North 2200 West, Buildings B, E and F, Salt Lake City, Utah.

                                   SCHEDULE B

                                DEMISED PREMISES


                 As used in this Sublease, the "Demised Premises" shall mean 261,945 rentable square feet at 640 North 2200 West, Salt Lake City, Utah in Buildings E and F together with the portion of the Property located to the north of the line marked "Dividing Line" on the plan attached hereto.

                                   SCHEDULE C

                      SCHEDULED EXPIRATION DATE/BASE RENT


                 As used in this Sublease, "Scheduled Expiration Date" shall mean December 31, 2001.

                 As used in Sublease, "Base Rent" shall mean, with respect to any calendar month, all actual costs and expenses relating to the Property (including common areas and facilities) that are allocated by Sublessor to the Demised Premises for such month, provided that Sublessor's method of allocation shall be consistent with the method of allocation used by Unisys Corporation to allocate costs to the Unisys Defense Systems unit with respect to the occupancy of the Demised Premises by the Unisys Defense Systems unit during calendar year 1994 and notwithstanding the fact that some portion of such costs are disallowed as "contract pass-through items" under certain government contracts performed by Sublessee at the Demised Premises. The foregoing costs and expenses shall include cash items and non-cash items, such as depreciation. In the event that Base Rent for any calendar quarter (as calculated above) shall not be determinable by Sublessor until after the end of such calendar quarter, then Base Rent shall be payable during such calendar quarter based upon Sublessor's reasonable estimate of costs and expenses to be allocated to the Demised Premises. Sublessor shall, as soon as practicable after the end of such calendar quarter, provide Sublessee with a written statement of the Base Rent amount for such calendar quarter and, subject to Section 3.5 of the Sublease, the parties shall promptly thereafter make any necessary reconciliation payments.

                                   SCHEDULE D

                          EXCLUDED MASTER LEASE TERMS


Sections 3 (with respect only to the options to extend the term of the Master Lease granted thereon), 5, 42-44, inclusive, and 45.1(a) of the Master Lease.

                                   SCHEDULE E

                      SERVICES TO BE PROVIDED BY SUBLESSOR


                 Repair and maintenance of major utilities until the Expiration Date.

                                  SCHEDULE E-1

                    SERVICES NOT TO BE PROVIDED BY SUBLESSOR


                 [Intentionally left blank.]

                                   EXHIBIT B

                                    DEFAULTS

                                      NONE